FOR IMMEDIATE RELEASE
Investors & Media:
Julie D. Dewey Sr. Vice President, Chief Communications Officer
Wright Medical Group N.V. (901) 290-5817 julie.dewey@wright.com

Wright Medical Group N.V. Reports 2018 Second Quarter Financial Results

Second Quarter 2018 Net Sales of $205 Million

Second Quarter 2018 Net Loss From Continuing Operations of $91 Million; Non-GAAP Adjusted EBITDA From Continuing Operations of $26 Million

U.S. Upper Extremities Business Increased 22%, Led by Sales Growth of SIMPLICITI™ Shoulder System

U.S. Lower Extremities Business Growth Rate Accelerates to 9%; AUGMENT~~®~~ Injectable Approved in U.S.

Company Increases 2018 Annual Guidance

AMSTERDAM, The Netherlands - August 8, 2018 - Wright Medical Group N.V. (NASDAQ:WMGI) today reported financial results for its second quarter ended July 1, 2018 and increased its 2018 annual guidance. Unless otherwise noted, all net sales growth rates in this release are stated on a constant currency basis.

Net sales totaled $205.4 million during the second quarter ended July 1, 2018, representing 14.3% as reported and 12.9% constant currency growth, an estimated 370 basis point improvement versus the first quarter of 2018. Gross margins were 77.8% during the quarter ended July 1, 2018 and were 78.5% on a non-GAAP adjusted basis. Reconciliations of all historical non-GAAP financial measures used in this release to the most comparable GAAP measures can be found in the attached financial tables.

Robert Palmisano, president and chief executive officer, commented, “We produced outstanding results across the board in the second quarter, including 13% constant currency net sales growth, an estimated 370 basis point increase versus the first quarter of 2018, and we exited the quarter on a strong, positive trajectory, which we expect to continue throughout the remainder of 2018. These results represent another strong performance in our U.S. upper extremities business, which grew 22% in the second quarter, driven by 24% growth in our U.S. shoulder business. We anticipate that continued penetration of our SIMPLICITI shoulder system, our ongoing PERFORM Reversed launch and accelerating adoption of our BLUEPRINT enabling technology will continue to drive market-leading shoulder sales growth in 2018.”

Palmisano further commented, “Our U.S. lower extremities growth rate accelerated to 9% in the second quarter, driven by approximately 15% growth in total ankle and improved growth in our core lower extremities business. The lower extremities business returned to market rates of growth well ahead of schedule, driven primarily by increased contributions from our expanded sales organization. We are on a good trajectory headed into the second half of the year when we expect the third quarter launch of our PROstep Minimally Invasive Surgery System to provide further momentum for this business. We also received PMA approval for AUGMENT Injectable Bone Graft and initiated launch activities in the U.S. We believe the superior handling characteristics and ease of use of AUGMENT Injectable, combined with the proven clinical benefits of AUGMENT, will accelerate the growth in our biologics business in the back half of this year.”

Net loss from continuing operations for the second quarter of 2018 totaled $90.6 million, or $(0.85) per diluted share.

The company’s net loss from continuing operations for the second quarter of 2018 included the after-tax impacts of a $39.9 million non-cash loss on extinguishment of debt to write-off unamortized debt discount and deferred financing fees associated with the partial settlement of its 2020 convertible notes, a loss of $32.9 million related to mark-to-market adjustments on derivatives, non-cash interest expense of $12.3 million related to its convertible notes, non-cash foreign currency translation charges of $1.9 million, and $1.3 million of transaction and transition costs associated with non-cash inventory provisions. These charges were offset by an unrealized gain of $2.5 million related to mark-to-market adjustments on contingent value rights (CVRs) issued in connection with the BioMimetic acquisition and a $6.2 million U.S. tax benefit within continuing operations recorded as a result of the pre-tax gain recognized within discontinued operations due to the previously announced $30.75 million insurance settlement.

The company's second quarter 2018 non-GAAP net loss from continuing operations, as adjusted for the above items, was $9.6 million. The company's second quarter 2018 non-GAAP adjusted EBITDA from continuing operations, as defined in the non-GAAP to GAAP reconciliation provided later in this release, was $25.6 million. The attached financial tables include reconciliations of all historical non-GAAP measures to the most comparable GAAP measures.

Cash and cash equivalents totaled $313.2 million as of the end of the second quarter of 2018.

Palmisano concluded, “Overall, second quarter net sales growth improved significantly, with Upper Extremities, Lower Extremities, Biologics and International all accelerating their constant currency growth rates. Based on the strength of the underlying business and the approval of AUGMENT Injectable, we are increasing our guidance, which now calls for annual constant currency net sales growth of 10% to 12%, excluding the impact of the four fewer selling days in the fourth quarter of 2018. I believe we are set up well for the remainder of 2018. Our end markets remain healthy and fast growing, our gross margins are outstanding, and our new product pipeline is full of innovative and commercially impactful products and surgical solutions across all parts of our business.”

Outlook

As a result of the approval of AUGMENT Injectable and the performance of the business, the company is increasing its net sales guidance for full-year 2018 to approximately $808 million to $820 million from its previous guidance of approximately $800 million to $812 million. This guidance range has approximately 0.5% cushion from foreign currency exchange rates as compared to current rates. In addition, this range implies full-year 2018 constant currency net sales growth of 10% to 12%, excluding the estimated $9 million impact of the four fewer selling days in fourth quarter of 2018.

The company is raising its full-year 2018 non-GAAP adjusted EBITDA from continuing operations, as described in the non-GAAP reconciliation provided later in this release, to a range of $106 million to $113 million.

The company expects its non-GAAP adjusted earnings per share from continuing operations, including share-based compensation, as described in the non-GAAP to GAAP reconciliation provided later in this release, for full-year 2018 to be a loss of $0.14 to $0.21 per diluted share.

The company estimates approximately 106.4 million diluted weighted average ordinary shares outstanding for fiscal year 2018.

The company's non-GAAP adjusted EBITDA from continuing operations target is measured by adding back to net loss from continuing operations charges for interest, income taxes, depreciation and amortization expenses, non-cash share-based compensation expense and non-operating income and expense. Additionally, the company’s adjusted EBITDA from continuing operations target excludes possible future acquisitions; other material future business developments; and due diligence, transaction and transition costs associated with acquisitions and divestitures.

The company’s non-GAAP adjusted earnings per share from continuing operations target is measured by adding back to net loss from continuing operations non-cash interest expense associated with the convertible notes; due diligence, transaction and transition costs associated with acquisitions and divestitures; mark-to-market adjustments to CVRs; non-cash mark-to-market derivative adjustments; non-cash gains and losses associated with foreign currency translation of balances denominated in foreign currencies; and charges for non-cash amortization expenses, net of taxes. Note that as a result of the company’s relatively low effective tax rate due to the valuation allowance impacting a substantial portion of the company’s income/loss, the company is currently estimating the tax effect on amortization expense at 0%. Further, this non-GAAP adjusted earnings per share from continuing operations target excludes possible future acquisitions and other material future business developments.

All the historical non-GAAP financial measures used in this release are reconciled to the most directly comparable GAAP measures. With respect to the company’s 2018 financial guidance regarding non-GAAP adjusted EBITDA from continuing operations and non-GAAP adjusted earnings per share from continuing operations, however, the company cannot provide a quantitative reconciliation to the most directly comparable GAAP measures without unreasonable effort due to its inability to make accurate projections and estimates related to certain information needed to calculate some of the adjustments as described above, including the foreign currency fluctuations and market driven fair value adjustments to CVRs and derivatives. The anticipated differences between these non-GAAP financial measures and the most directly comparable GAAP measure are described above qualitatively.

The company's anticipated ranges for net sales from continuing operations, non-GAAP adjusted EBITDA from continuing operations, and non-GAAP adjusted earnings per share from continuing operations are forward-looking statements, as are any other statements that anticipate or aspire to future events or performance. They are subject to various risks and uncertainties that could cause the company's actual results to differ materially from the anticipated targets. The anticipated targets are not predictions of the company's actual performance. See the cautionary information about forward-looking statements in the “Cautionary Note Regarding Forward-Looking Statements” section of this release.

Supplemental Financial Information

To view the second quarter of 2018 supplemental financial information, visit ir.wright.com. For historical information on Wright Medical Group N.V. segment reporting changes and non-GAAP combined pro forma financial information, please refer to the presentation posted on Wright’s website at ir.wright.com in the “Financial Information” section.

Internet Posting of Information

Wright routinely posts information that may be important to investors in the “Investor Relations” section of its website at www.wright.com. The company encourages investors and potential investors to consult the Wright website regularly for important information about Wright.

Conference Call and Webcast

As previously announced, Wright will host a conference call starting at 3:30 p.m. Central Time today. The live dial-in number for the call is (844) 295-9436 (U.S.) / (574) 990-1040 (Outside U.S.). The participant passcode for the call is “Wright.” A simultaneous webcast of the call will be available via Wright’s corporate website at www.wright.com.

A replay of the call will be available beginning at 5:30 p.m. Central Time on August 8, 2018 through August 15, 2018. To hear this replay, dial (855) 859-2056 (U.S.) / (404) 537-3406 (Outside U.S.) and enter code 9379128. A replay of the conference call will also be available via the internet starting today and continuing for at least 12 months. To access a replay of the conference call via the internet, go to the “Investor Relations - Presentations/Calendar” section of the company’s corporate website located at www.wright.com.

The conference call may include a discussion of non-GAAP financial measures. Reference is made to the most directly comparable GAAP financial measures, the reconciliation of the differences between the two financial measures, and the other information included in this release, the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (SEC) today, or otherwise available in the “Investor Relations - Supplemental Financial Information” section of the company's corporate website located at www.wright.com.

The conference call may include forward-looking statements. See the cautionary information about forward-looking statements in the “Cautionary Note Regarding Forward-Looking Statements” section of this release.

About Wright Medical Group N.V.

Wright Medical Group N.V. is a global medical device company focused on extremities and biologics products. The company is committed to delivering innovative, value-added solutions improving the quality of life for patients worldwide. Wright is a recognized leader of surgical solutions for the upper extremities (shoulder, elbow, wrist and hand), lower extremities (foot and ankle) and biologics markets, three of the fastest growing segments in orthopaedics. For more information about Wright, visit www.wright.com.

™ and ® denote trademarks and registered trademarks of Wright Medical Group N.V. or its affiliates, registered as indicated in the United States, and in other countries. All other trademarks and trade names referred to in this release are the property of their respective owners.

Non-GAAP Financial Measures

To supplement the company’s consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles, the company uses certain non-GAAP financial measures in this release. Reconciliations of the historical non-GAAP financial measures used in this release to the most comparable GAAP measures for the respective periods can be found in tables later in this release. Wright’s non-GAAP financial measures include net sales, excluding the impact of foreign currency; net income, as adjusted; EBITDA, as adjusted; gross margin, as adjusted; earnings, as adjusted; and earnings, as adjusted, per diluted share, in each case, from continuing operations. The company's management believes that the presentation of these measures provides useful information to investors. These measures may assist investors in evaluating the company's operations, period over period. Wright’s non-GAAP financial measures exclude such items as non-cash interest expense related to the company's convertible notes, non-cash loss on extinguishment of debt, transaction and transition costs, net gains and losses on mark-to-market adjustments on CVRs and derivative assets and liabilities, net non-cash gains and losses on foreign currency translation all of which may be highly variable, difficult to predict and of a size that could have substantial impact on the company's reported results of operations for a period. It is for this reason that the company cannot provide without unreasonable effort a quantitative reconciliation to the most directly comparable GAAP measures for its 2018 financial guidance regarding non-GAAP adjusted EBITDA from continuing operations and non-GAAP adjusted earnings per share from continuing operations. Management uses the non-GAAP measures in this release internally for evaluation of the performance of the business, including the allocation of resources and the evaluation of results relative to employee performance compensation targets. Investors should consider non-GAAP financial measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “could,” “may,” “will,” “believe,” “estimate,” “continue,” “guidance,” “future,” other words of similar meaning and the use of future dates. Forward-looking statements in this release include, but are not limited to, statements about the company’s anticipated financial results for 2018, including net sales from continuing operations, adjusted EBITDA from continuing operations and adjusted earnings per share from continuing operations, anticipated continued strong shoulder sales growth, at or above market growth for our U.S. lower extremities business, accelerated growth in our biologics business in the second half of 2018, and the success of our new products, including our PROstep Minimally Invasive Surgery System. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Each forward-looking statement contained in this release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, the failure of the company’s 2017 U.S. sales force additions to achieve expected results, delay or failure to drive U.S. lower extremities or biologics sales to anticipated levels; continued supply constraints; failure to integrate the legacy Wright and Tornier businesses and realize net sales synergies and cost savings from the merger with Tornier or delay in realization thereof; operating costs and business disruption as a result of the merger, including adverse effects on employee retention and sales force productivity and on business relationships with third parties; integration costs; actual or contingent liabilities; adverse effects of diverting resources and attention to providing transition services to the purchaser of the large joints business; the adequacy of the company’s capital resources and need for additional financing; the timing of regulatory approvals and introduction of new products; physician acceptance, endorsement, and use of new products; failure to achieve the anticipated commercial sales of our AUGMENT® Bone Graft and other new products; the effect of regulatory actions, changes in and adoption of reimbursement rates; product liability claims and product recalls; pending and threatened litigation; risks associated with the metal-on-metal master settlement agreement and the settlement agreement with the three settling insurers; risks associated with the subsequent metal-on-metal settlement agreements and ability to obtain the additional new insurance proceeds contingent thereon; risks associated with international operations and expansion; fluctuations in foreign currency exchange rates; other business effects, including the effects of industry, economic or political conditions outside of the company’s control; reliance on independent distributors and sales agencies; competitor activities; changes in tax and other legislation; and the risks identified under the heading “Risk Factors” in Wright’s Annual Report on Form 10-K for the year ended December 31, 2017 filed by Wright with the SEC on February 27, 2018 and subsequent SEC filings by Wright, including without limitation its Quarterly Reports on Form 10-Q for the quarters ended April 1, 2018 and July 1, 2018. Investors should not place considerable reliance on the forward-looking statements contained in this release. Investors are encouraged to read Wright’s filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this release speak only as of the date of this release, and Wright undertakes no obligation to update or revise any of these statements. Wright’s business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

--Tables Follow--

Wright Medical Group N.V.
Condensed Consolidated Statements of Operations
(dollars in thousands, except per share data--unaudited)

	Three months ended		Six months ended
	July 1, 2018	June 25, 2017	July 1, 2018	June 25, 2017
Net sales	$205,400	$179,693	$403,937	$356,884
Cost of sales	45,558	38,122	86,697	75,248
Gross profit	159,842	141,571	317,240	281,636
Operating expenses:
Selling, general and administrative	140,826	130,818	278,074	260,652
Research and development	14,665	12,547	28,564	24,979
Amortization of intangible assets	6,009	6,999	13,150	14,396
Total operating expenses	161,500	150,364	319,788	300,027
Operating loss	(1,658)	(8,793)	(2,548)	(18,391)
Interest expense, net	20,678	18,339	40,490	36,534
Other expense (income), net	72,747	(6,557)	71,747	1,418
Loss from continuing operations before income taxes	(95,083)	(20,575)	(114,785)	(56,343)
(Benefit) provision for income taxes	(4,462)	385	(4,257)	1,324
Net loss from continuing operations	$(90,621)	$(20,960)	$(110,528)	$(57,667)
Income (loss) from discontinued operations, net of tax	22,923	(20,202)	17,316	(42,194)
Net loss	$(67,698)	$(41,162)	$(93,212)	$(99,861)

Net loss from continuing operations per share, basic and diluted	$(0.85)	$(0.20)	$(1.04)	$(0.55)
Net income (loss) from discontinued operations per share, basic and diluted	$0.21	$(0.19)	$0.16	$(0.41)

Net loss per share, basic and diluted	$(0.64)	$(0.39)	$(0.88)	$(0.96)

Weighted-average number of shares outstanding-basic and diluted	106,095	104,377	106,000	104,020

Wright Medical Group N.V.
Consolidated Net Sales Analysis
(dollars in thousands--unaudited)

	Three months ended			Six months ended
	July 1, 2018	June 25, 2017	% change	July 1, 2018	June 25, 2017	% change
U.S.
Lower extremities	$59,464	$54,348	9.4%	$116,287	$109,809	5.9%
Upper extremities	70,171	57,535	22.0%	137,829	113,493	21.4%
Biologics	20,234	19,273	5.0%	38,399	37,907	1.3%
Sports med & other	1,706	1,780	(4.2)%	3,853	3,881	(0.7)%
Total U.S.	$151,575	$132,936	14.0%	$296,368	$265,090	11.8%

International
Lower extremities	$15,680	$14,767	6.2%	$31,007	$28,409	9.1%
Upper extremities	29,137	22,987	26.8%	58,731	45,409	29.3%
Biologics	6,582	5,129	28.3%	11,839	10,300	14.9%
Sports med & other	2,426	3,874	(37.4)%	5,992	7,676	(21.9)%
Total International	$53,825	$46,757	15.1%	$107,569	$91,794	17.2%

Global
Lower extremities	$75,144	$69,115	8.7%	$147,294	$138,218	6.6%
Upper extremities	99,308	80,522	23.3%	196,560	158,902	23.7%
Biologics	26,816	24,402	9.9%	50,238	48,207	4.2%
Sports med & other	4,132	5,654	(26.9)%	9,845	11,557	(14.8)%
Total net sales	$205,400	$179,693	14.3%	$403,937	$356,884	13.2%

Wright Medical Group N.V.
Supplemental Net Sales Information
(unaudited)

	Three months ended July 1, 2018 net sales growth/(decline)
	U.S. as reported	Int'l constant currency	Int'l as reported	Global constant currency	Global as reported
Product line
Lower extremities	9%	1%	6%	8%	9%
Upper extremities	22%	20%	27%	21%	23%
Biologics	5%	26%	28%	9%	10%
Sports med & other	(4%)	(41%)	(37%)	(30%)	(27%)
Total net sales	14%	10%	15%	13%	14%

	Six months ended July 1, 2018 net sales growth/(decline)
	U.S. as reported	Int'l constant currency	Int'l as reported	Global constant currency	Global as reported
Product line
Lower extremities	6%	2%	9%	5%	7%
Upper extremities	21%	19%	29%	21%	24%
Biologics	1%	12%	15%	4%	4%
Sports med & other	(1%)	(29%)	(22%)	(20%)	(15%)
Total net sales	12%	9%	17%	11%	13%

Wright Medical Group N.V.
Reconciliation of Adjusted Non-GAAP Earnings Per Share to Net Loss from Continuing Operations Per Share
(dollars in thousands, except per share data--unaudited)

	Three months ended		Six months ended
	July 1, 2018	June 25, 2017	July 1, 2018	June 25, 2017
Net loss from continuing operations, as reported	$(90,621)	$(20,960)	$(110,528)	$(57,667)
Net loss from continuing operations per share, as reported	$(0.85)	$(0.20)	$(1.04)	$(0.55)
Reconciling items:
Non-cash interest expense on convertible notes [1]	12,275	11,249	24,287	22,248
Non-cash loss on extinguishment of debt [2]	39,935	—	39,935	—
Derivatives mark-to-market adjustments [2]	32,879	(4,329)	34,573	(3,964)
Transaction and transition costs	1,325	3,201	2,235	6,173
Foreign currency translation expense [2]	1,893	—	2,656	—
CVR mark-to-market adjustments [2]	(2,523)	(3,924)	(6,447)	2,236
Contingent consideration fair value adjustment [2]	365	176	779	176
U.S. tax benefit resulting from income from discontinued operations	(6,183)	—	(6,183)	—
Tax effect of reconciling items [3]	1,069	(52)	859	(70)
Non-GAAP net loss from continuing operations, as adjusted	$(9,586)	$(14,639)	$(17,834)	$(30,868)
Add back amortization of intangible assets	6,009	6,999	13,150	14,396
Adjusted non-GAAP earnings	$(3,577)	$(7,640)	$(4,684)	$(16,472)
Weighted-average basic shares outstanding	106,095	104,377	106,000	104,020
Adjusted non-GAAP earnings per share	$(0.03)	$(0.07)	$(0.04)	$(0.16)
_______________________________

[1]	Impacting interest expense, net

[2]	Impacting other expense (income), net

[3]	Determined based upon the effective tax rate in the jurisdiction in which the expense was incurred.

Wright Medical Group N.V.
Reconciliation of Non-GAAP Adjusted EBITDA to Net Loss from Continuing Operations
(dollars in thousands--unaudited)

	Three months ended		Six months ended
	July 1, 2018	June 25, 2017	July 1, 2018	June 25, 2017
Net loss from continuing operations	$(90,621)	$(20,960)	$(110,528)	$(57,667)
Interest expense, net	20,678	18,339	40,490	36,534
(Benefit) provision from income taxes	(4,462)	385	(4,257)	1,324
Depreciation	13,883	13,678	28,382	27,124
Amortization	6,009	6,999	13,150	14,396
Non-GAAP EBITDA	$(54,513)	$18,441	$(32,763)	$21,711
Reconciling items impacting EBITDA:
Non-cash share-based compensation expense	6,061	4,732	11,079	8,686
Other expense (income), net	72,747	(6,557)	71,747	1,418
Transaction and transition costs	1,325	3,201	2,235	6,173
Non-GAAP adjusted EBITDA	$25,620	$19,817	$52,298	$37,988
Net sales from continuing operations	205,400	179,693	403,937	356,884
Non-GAAP adjusted EBITDA margin	12.5%	11.0%	12.9%	10.6%

Wright Medical Group N.V.
Reconciliation of Non-GAAP Adjusted Gross Margins to Gross Margins from Continuing Operations
(dollars in thousands--unaudited)

	Three months ended		Six months ended
	July 1, 2018	June 25, 2017	July 1, 2018	June 25, 2017
Gross profit from continuing operations, as reported	$159,842	$141,571	$317,240	$281,636
Gross margins from continuing operations, as reported	77.8%	78.8%	78.5%	78.9%
Reconciling items impacting gross profit:
Transaction and transition costs	1,326	—	2,236	685
Non-GAAP gross profit from continuing operations, as adjusted	$161,168	$141,571	$319,476	$282,321
Net sales from continuing operations	205,400	179,693	403,937	356,884
Non-GAAP adjusted gross margins from continuing operations	78.5%	78.8%	79.1%	79.1%

Wright Medical Group N.V.
Reconciliation of Other Non-GAAP Financial Measures to Other As Reported Results
(dollars in thousands--unaudited)

	Three months ended		Six months ended
	July 1, 2018	June 25, 2017	July 1, 2018	June 25, 2017
Net sales	$205,400	$179,693	$403,937	$356,884

Selling, general and administrative expense, as reported	$140,826	$130,818	$278,074	$260,652
Selling, general and administrative expense as a percentage of net sales, as reported	68.6%	72.8%	68.8%	73.0%
Reconciling items impacting selling, general and administrative expense:
Transaction and transition costs - selling, general and administrative	—	3,101	—	5,388
Selling, general and administrative expense, as adjusted	$140,826	$127,717	$278,074	$255,264
Selling, general and administrative expense as a percentage of net sales, as adjusted	68.6%	71.1%	68.8%	71.5%

Research & development expense, as reported	$14,665	$12,547	$28,564	$24,979
Research & development expense as a percentage of net sales, as reported	7.1%	7.0%	7.1%	7.0%
Reconciling items impacting research & development expense:
Transaction and transition costs - research & development	—	100	—	100
Research & development expense, as adjusted	$14,665	$12,447	$28,564	$24,879
Research & development expense as a percentage of net sales, as adjusted	7.1%	6.9%	7.1%	7.0%

Wright Medical Group N.V.
Condensed Consolidated Balance Sheets
(dollars in thousands--unaudited)

	July 1, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$313,214	$167,740
Accounts receivable, net	124,848	130,610
Inventories	170,919	168,144
Prepaid expenses and other current assets	112,851	100,400
Total current assets	721,832	566,894

Property, plant and equipment, net	217,383	212,379
Goodwill and intangible assets, net	1,140,028	1,164,663
Other assets	332,789	184,788
Total assets	$2,412,032	$2,128,724

Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$42,208	$41,831
Accrued expenses and other current liabilities	268,035	314,558
Current portion of long-term obligations	39,861	58,906
Total current liabilities	350,104	415,295
Long-term obligations	1,061,998	836,208
Other liabilities	431,690	288,525
Total liabilities	1,843,792	1,540,028

Shareholders' equity	568,240	588,696
Total liabilities and shareholders' equity	$2,412,032	$2,128,724

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